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                                                                    EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 5, 1997 (except with respect to the matters discussed in Note 10 as to which the date is February 21, 1997) included in Dayton Superior Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                          /s/     ARTHUR ANDERSEN LLP
Dayton, Ohio
October 14, 1997